Exhibit 99.1

Energy Recovery Reports First Quarter 2018 Financial Results

SAN LEANDRO, Calif., May 3, 2018 - Energy Recovery Inc. (NASDAQ: ERII) (“Energy Recovery” or the “Company”), the leader in pressure energy technology for industrial fluid flows, today announced its financial results for the first quarter ended on March 31, 2018.

First Quarter Summary:

•	Total revenue of $13.8 million

•	Product gross margin of 70%

•	Total gross margin(1) of 76%

•	Net loss of $0.7 million, or ($0.01) per share

•	Adjusted net income(1) of $0.3 million, or $0.01 per share

President and CEO Chris Gannon remarked, “Q1 was a solid quarter for our company. Despite softness at the top line as a result of a decrease in Oil & Gas revenue associated with our IsoBoost® shipment, we demonstrated growth in our core Water business and we were able to generate record results in both product and total gross margin(1). Furthermore, with the elimination of non-recurring CEO transition expenses, we generated positive Adjusted Net Income(1) of $0.3 million.”

Mr. Gannon added, “Our core Water business remains robust. Through the dedicated efforts of our Water team, we achieved year-over-year growth in not only the top line, but also growth in product gross margins of 370 basis points as compared to the first quarter of 2017. We expect the strength of our Water business to continue throughout the balance of 2018 and into 2019.”

Mr. Gannon continued, “We are keenly focused on our near-term strategy of: 1) the commercialization of VorTeq™, 2) the continued growth and reinvestment in our Water business, and 3) the further development of MTeq™. We believe our focus on these key objectives will maximize our ability to deliver value to our Shareholders.”

Mr. Gannon concluded, “Our Engineering and Operations teams continue to make substantial progress on the development of both the VorTeq and MTeq technologies. We are focused on driving the VorTeq to commercialization as well as achieving success in the upcoming milestone test. We will provide an update during our conference call on May 3rd 2018.”

Revenues
For the first quarter ended March 31, 2018, the Company generated total revenue of $13.8 million. Total revenue for the first quarter ended March 31, 2018 decreased by $0.7 million, or (5%), from $14.5 million in the first quarter ended March 31, 2017. Of the $0.7 million decrease in total revenue, $1.0 million was attributable to lower Oil & Gas segment revenue, offset by a $0.3 million increase in the Water segment revenue.

The Water segment generated total product revenue of $11.0 million for the first quarter ended March 31, 2018, compared to $10.7 million for the first quarter ended March 31, 2017, an increase of $0.3 million, or 3%. This increase was due to higher original equipment manufacturer (“OEM”) and aftermarket (“AM”) shipments offset by lower mega-project (“MPD”) shipments.

The Oil & Gas segment generated total revenue of $2.8 million for the first quarter ended March 31, 2018, compared to $3.8 million for the first quarter ended March 31, 2017, a decrease of $1.0 million or (27%). This decrease was due to lower cost-to-total cost (previously known as percentage of completion (“PoC”)) revenue recognition associated with the sale of multiple IsoBoost systems, offset by an increase in license and development revenue. The increase in license and development revenue was primarily due to higher costs incurred according to input measures, based on changes required due to the adoption of the new revenues standard in Q1.

Gross Margin
For the first quarter ended March 31, 2018, product gross margin was 70.0%. Product gross margin increased by 770 basis points from 62.3% in the first quarter ended March 31, 2017. This increase was largely driven by favorable price and product mix. Including license and development revenue, total gross margin(1) was 76.0% for the first quarter ended March 31, 2018. Total gross margin(1) increased by 780 basis points from 68.2% in the first quarter ended March 31, 2017.

The Water segment generated product gross margin of 70.8% for the first quarter ended March 31, 2018. Water segment product gross margin increased by 370 basis points, compared to 67.1% in the first quarter ended March 31, 2017. This increase was largely driven by favorable price and manufacturing efficiencies.

The Oil & Gas segment generated product gross margin of (760.0%) for the first quarter ended March 31, 2018, compared to 28.8% in the first quarter ended March 31, 2017. This decrease was attributable to higher project costs and revenue adjustments. Including license and development revenue, the Oil & Gas segment total gross margin(1) for the first quarter ended March 31, 2018 was 96.9%.

Operating Expenses
For the first quarter ended March 31, 2018, operating expenses were $11.8 million, an increase of $2.3 million from $9.5 million for the first quarter ended March 31, 2017. This increase in operating expenses was primarily due to increases in Oil & Gas segment and corporate expenses.

The Water segment operating expenses for the first quarter ended March 31, 2018 were $2.2 million, $0.1 million lower than the first quarter ended March 31, 2017.

The Oil & Gas segment operating expenses for the first quarter ended March 31, 2018 were $4.7 million, $1.4 million higher than the first quarter ended March 31, 2017. This increase was driven by the Company’s continued investment in research and development activities.

The Corporate operating expenses for the first quarter ended March 31, 2018 were $5.0 million, $1.0 million higher than the first quarter ended March 31, 2017. This increase was chiefly driven by non-recurring expenses related to equity award modifications and recruiting fees associated with the Company’s CEO transition.

Bottom Line Summary
To summarize the Company’s financial performance, on a quarterly basis, the Company reported a net loss of $0.7 million, or ($0.01) per diluted share for the first quarter ended March 31, 2018, compared to a net income of $0.4 million, or $0.01 per diluted share for the first quarter ended March 31, 2017.  On an adjusted basis, the Company reported an adjusted net income(1) of $0.3 million or $0.01 per diluted share for the first quarter ended March 31, 2018.

Cash Flow Highlights
The Company finished the first quarter ended March 31, 2018 with cash and cash equivalents of $32.2 million, restricted cash of $1.3 million, and short-term investments of $58.1 million, all of which represent a combined total of $91.6 million. In the quarter ended March 31, 2018, 409,850 shares of the Company’s common stock were repurchased for $3.5 million under the stock repurchase program authorized by the Company’s Board of Directors on March 7, 2018.

Forward-Looking Statements
Certain matters discussed in this press release and on the conference call are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the Company’s belief that the Company’s Water business will remain robust throughout the balance of 2018 and into 2019; the Company’s belief that focusing on the 1) the commercialization of VorTeq, 2) continued growth and reinvestment in our Water business, and 3) the further development of MTeq, will maximize the Company’s ability to deliver value to our Shareholders, the Company’s belief that we may achieve success in the upcoming VorTeq milestone test. These forward-looking statements are based on information currently available to us and on management’s beliefs, assumptions, estimates, or projections and are not guarantees of future events or results. Potential risks and uncertainties include the Company’s ability to achieve the milestones under the VorTeq license agreement, any other factors that may have been discussed herein regarding the risks and uncertainties of the Company’s business, and the risks discussed under “Risk Factors” in the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) for the year ended December 31, 2017 as well as other reports filed by the Company with the SEC from time to time. Because such forward-looking statements involve risks and uncertainties, the Company’s actual results may differ materially from the predictions in these forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, including total gross margin. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions, and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

(1)
“Total gross margin” and “Adjusted net income” are non-GAAP financial measures. Please refer to the discussion under headings “Use of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures.”

Conference Call to Discuss First Quarter 2018 Financial Results

LIVE CONFERENCE CALL: Thursday, May 3, 2018, 3:00 PM PDT / 6:00 PM EDT Listen-only, US / Canada Toll-free: +1 877-709-8150 Listen-only, Local / International Toll: +1 201-689-8354 Access code: 13679038
CONFERENCE CALL REPLAY: Expiration: Sunday, June 3, 2018 US / Canada Toll-free: +1 877-660-6853 Local / International Toll: +1 201-612-7415 Access code: 13679038

Investors may also access the live call or the replay over the internet at ir.energyrecovery.com. The replay will be available approximately three hours after the live call concludes.

Disclosure Information
Energy Recovery uses the investor relations section on its website as means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Energy Recovery’s investor relations website in addition to following Energy Recovery’s press releases, SEC filings, and public conference calls and webcasts.

About Energy Recovery Inc.
Energy Recovery, Inc. (ERII) is an energy solutions provider to industrial fluid flow markets worldwide. Energy Recovery solutions recycle and convert wasted pressure energy into a usable asset and preserve pumps that are subject to hostile processing environments. With award-winning technology, Energy Recovery simplifies complex industrial systems while improving productivity, profitability, and efficiency within the oil & gas, chemical processing, and water industries. Energy Recovery products save clients more than $1.8 billion (USD) annually. Headquartered in the Bay Area, Energy Recovery has offices in Houston, Ireland, Shanghai, and Dubai. For more information about the Company, please visit www.energyrecovery.com.

Contact
Emily Smith
esmith@energyrecovery.com
(510) 697-3105

ENERGY RECOVERY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data and par value)
(Unaudited)

	March 31, 2018	December 31, 2017*
	(In thousands, except share data and par value)
ASSETS
Current assets:
Cash and cash equivalents	$32,153	$27,780
Restricted cash	1,205	2,664
Short-term investments	58,108	70,020
Accounts receivable, net of allowance for doubtful accounts of $77 and $103 at March 31, 2018 and December 31, 2017, respectively	12,754	12,465
Contract assets	4,948	6,278
Inventories	7,328	5,514
Prepaid expenses and other current assets	1,545	1,342
Total current assets	118,041	126,063
Restricted cash, non-current	85	182
Deferred tax assets, non-current	8,309	7,933
Property and equipment, net	12,742	13,393
Operating lease, right of use asset	2,511	2,843
Goodwill	12,790	12,790
Other intangible assets, net	1,112	1,269
Other assets, non-current	267	12
Total assets	$155,857	$164,485
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,341	$4,091
Accrued expenses and other current liabilities	3,990	7,948
Lease liabilities	1,641	1,603
Income taxes payable	429	432
Accrued warranty reserve	359	366
Contract liabilities	16,831	15,909
Current portion of long-term debt	12	11
Total current liabilities	25,603	30,360
Long-term debt, less current portion	13	16
Lease liabilities, non-current	1,273	1,698
Contract liabilities, non-current	37,239	40,517
Other non-current liabilities	255	—
Total liabilities	64,383	72,591
Commitments and Contingencies (Note 9)
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding at March 31, 2018 and December 31, 2017	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized; 58,699,997 shares issued and 54,027,314 shares outstanding at March 31, 2018 and 58,168,433 shares issued and 53,905,600 shares outstanding at December 31, 2017	59	58
Additional paid-in capital	152,850	149,006
Accumulated comprehensive loss	(168)	(125)
Treasury stock, at cost, 4,672,683 shares repurchased at March 31, 2018 and 4,262,833 shares repurchased at December 31, 2017	(23,981)	(20,486)
Accumulated deficit	(37,286)	(36,559)
Total stockholders’ equity	91,474	91,894
Total liabilities and stockholders’ equity	$155,857	$164,485
*Prior-period information has been retrospectively adjusted due to our adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) and ASU No. 2016-02, Leases (Topic 842) on January 1, 2018.

ENERGY RECOVERY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2018	2017*
	(In thousands, except per share data)
Product revenue	$11,058	$12,245
Product cost of revenue	3,314	4,612
Product gross profit	7,744	7,633

License and development revenue	2,749	2,248

Operating expenses:
General and administrative	5,837	4,408
Sales and marketing	1,912	2,453
Research and development	3,917	2,509
Amortization of intangible assets	158	158
Total operating expenses	11,824	9,528
(Loss) income from operations	(1,331)	353

Other income (expense):
Interest income	301	171
Interest expense	—	(1)
Other non-operating expense, net	(53)	(53)
Total other income, net	248	117
(Loss) income before income taxes	(1,083)	470
(Benefit from) provision for income taxes	(357)	48
Net (loss) income	$(726)	$422

(Loss) income per share:
Basic	$(0.01)	$0.01
Diluted	$(0.01)	$0.01

Number of shares used in per share calculations:
Basic	53,987	53,825
Diluted	53,987	56,056
*Prior-period information has been retrospectively adjusted due to our adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) on January 1, 2018.

ENERGY RECOVERY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2018	2017*
	(In thousands)
Cash Flows From Operating Activities:
Net (loss) income	$(726)	$422
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Stock-based compensation	2,242	1,113
Depreciation and amortization	1,124	881
Amortization of premiums on investments	90	113
Provision for warranty claims	48	55
Reversal of accruals related to expired warranties	(50)	(63)
Unrealized loss (gain) on foreign currency translation	113	(15)
Provision for doubtful accounts	8	4
Adjustments for excess or obsolete inventory	4	71
Deferred income taxes	(376)	(93)
Loss on disposal of fixed assets	21	—
Other non-cash adjustments	3	(31)
Changes in operating assets and liabilities:
Accounts receivable	(297)	2,581
Contract assets	1,330	(3,556)
Inventories	(1,824)	(343)
Prepaid and other assets	(127)	(553)
Accounts payable	(1,467)	189
Accrued expenses and other liabilities	(4,092)	(3,566)
Income taxes payable	(3)	124
Contract liabilities	(2,354)	(2,157)
Net cash used in operating activities	(6,333)	(4,824)
Cash Flows From Investing Activities:
Maturities of marketable securities	25,623	9,646
Purchases of marketable securities	(13,935)	(9,355)
Capital expenditures	(626)	(532)
Net cash provided by (used in) investing activities	11,062	(241)
Cash Flows From Financing Activities:
Net proceeds from issuance of common stock	1,636	2,992
Tax payment for employee shares withheld	(37)	(153)
Repayment of long-term debt	(2)	(2)
Repurchase of common stock	(3,495)	—
Net cash (used in) provided by financing activities	(1,898)	2,837
Effect of exchange rate differences on cash and cash equivalents	(14)	15
Net change in cash, cash equivalents and restricted cash	2,817	(2,213)
Cash, cash equivalents and restricted cash, beginning of year	30,626	65,748
Cash, cash equivalents and restricted cash, end of period	$33,443	$63,535
*Prior-period information has been retrospectively adjusted due to our adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) and ASU No. 2016-18, Statement of Cash Flows, Restricted Cash (Topic 230) on January 1, 2018.

ENERGY RECOVERY, INC.
FINANCIAL INFORMATION BY SEGMENT
(In thousands)
(Unaudited)

	Three Months Ended March 31, 2018			Three Months Ended March 31, 2017*
	Water	Oil & Gas	Total	Water	Oil & Gas	Total
	(In thousands)
Product revenue	$11,048	$10	$11,058	$10,716	$1,529	$12,245
Product cost of revenue	3,228	86	3,314	3,524	1,088	4,612
Product gross profit	7,820	(76)	7,744	7,192	441	7,633

License and development revenue	—	2,749	2,749	—	2,248	2,248

Operating expenses:
General and administrative	305	651	956	318	349	667
Sales and marketing	1,445	344	1,789	1,499	641	2,140
Research and development	244	3,665	3,909	262	2,246	2,508
Amortization of intangibles	158	—	158	158	—	158
Operating expenses	2,152	4,660	6,812	2,237	3,236	5,473

Operating income (loss)	$5,668	$(1,987)	3,681	$4,955	$(547)	4,408

Less: Corporate operating expenses			5,012			4,055
Consolidated operating loss			(1,331)			353
Non-operating income			248			117
Loss before income taxes			$(1,083)			$470
*Prior-period information has been retrospectively adjusted due to our adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) on January 1, 2018.

ENERGY RECOVERY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

This press release includes non-GAAP financial information because we plan and manage our business using such information. Our non-GAAP Total Gross Margin is determined by adding back the license and development revenue associated with the amortization of the VorTeq exclusivity fee. Our non-GAAP Adjusted Net Income or Loss is determined by adding back non-recurring operating expenses.

	Three Months Ended March 31,
	2018	2017*
Product revenue	$11,058	$12,245
License and development revenue	2,749	2,248
Total revenue	$13,807	$14,493

Product gross profit	$7,744	$7,633
License and development revenue	2,749	2,248
Total gross profit (non-GAAP)	$10,493	$9,881

Product gross margin	70.0%	62.3%
Total gross margin (non-GAAP)	76.0%	68.2%

Net (loss) income	$(726)	$422
Reversal of non-recurring expense (benefit)	1,011	—
Adjusted net income (loss) (non-GAAP)	$285	$422

(Loss) income per share:
Diluted	$(0.01)	$0.01
Diluted (non-GAAP)	$0.01	$0.01

Number of diluted shares used in per share calculations
Diluted shares	53,987	56,056
Diluted shares (non-GAAP)	55,675	56,056
*Prior-period information has been retrospectively adjusted due to our adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) on January 1, 2018.